Exhibit 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Amendment No. 1 on Schedule 13D with respect to the shares of Common Stock of Leap Wireless International, Inc., dated as of December 18, 2007, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.
Date: December 18, 2007

MHR INSTITUTIONAL PARTNERS IIA LP

By:	MHR Institutional Advisors II LLC,
its General Partner

By:	/s/ Mark Rachesky

Name: Mark Rachesky
Title: Managing Member

MHR INSTITUTIONAL ADVISORS II LLC

By:	/s/ Mark Rachesky

Name: Mark Rachesky
Title: Managing Member

MHR FUND MANAGEMENT LLC

By:	/s/ Mark Rachesky

Name: Mark Rachesky
Title: Managing Member

MARK H. RACHESKY, M.D.

By:	/s/ Mark Rachesky